Exhibit 21.1

All Affiliates and Subsidiaries of CarrAmerica Realty Corporation

as of December 31, 2003

CarrAmerica Realty Services, Inc	DE
CarrAmerica Associates, Inc.	DE
CARC Properties, Inc.	DE
New CADI, Inc.	DE
Carr Redmond Corporation	DE
CarrAmerica Realty Properties, Inc	MD
Carr Parkway North I Corporation	DE
CarrAmerica Techmart, LLC	DE
CarrAmerica Universal, LLC	DE
10 Universal City Plaza, LLC	DE
10 Universal City Plaza Manager, Inc	DE
CarrAmerica Illinois Holding, LLC	DE
Palomar Oaks, LLC	DE
Carr Protective Trust	DC
Carr PT, LLC	DE
CarrAmerica TRS Holdings, Inc	DE
CarrAmerica Real Estate Services, LLC	DE
CARC Sixth Street GP Holdings, Inc	DE
CARC Sixth Street LP Holdings, Inc.	DE
CarrAmerica Urban Development LLC	DE
CDC Texas Holdings, Inc.	DE
CDC Texas LP Holdings, Inc	DE
WCM/CARR 135-302, LLC	WA
300 West Sixth, LP	DE
675 E Street, LLC	DE
575 7th Street, LLC	DE
Carr Development & Construction, LP	DE
Carr Realty, LP	DE
Carr Realty Holdings, LP	DE
Carr Real Estate Services, Inc	DE
Carr Real Estate Services of Colorado, Inc.	DE
Carr Real Estate Services Partnership	DE
Carr Real Estate Services, LLC	DE
Square 24 Associates	DC
1717 Pennsylvania Avenue, LLC	DE
Square 50 Associates	DC
Capitol 50 Associates	DC
CC-JM II Associates
1747 Pennsylvania Ave Associates, LP	DE
CRLP Protective Trust	DC
CROP PT, LLC	DE
Phase I 1919 Associates, LLC	DC

1919 Pennsylvania Associates, LLC	DC
2025 M Street Associates, LLC	DC
Carr Office Park, LLC	DE
COP Protective Trust	DC
COP PT, LLC	DE
Carr PN Once, LLC	DE
Carr Texas OP GP, LLC	DE
Carr Texas OP, LP	DE
CarrAmerica Realty GP Holdings, Inc	DE
CarrAmerica Realty LP Holdings, Inc	DE
CarrAmerica Realty, LP	DE
CARLP Protective Trust	DC
CARLP PT, LLP	DE
Carr TransPotomac V, LLC	DE
Carr Canal Center, LLC	DE
CarrAmerica U.S. West, LLC	DE
1201 F Street, LLC	DE
Custer Court, LLC	DE
Custer Court Formation, LLC	DE
Custer Court, LP	DE
CarrAmerica 1888 Century Park, LLC	DE
1717 Penn Holding, LLC	DE
Transpotomac Canal Center Owners Association	VA